Exhibit 99.2

SPECIAL MEETING OF UNITHOLDERS OF
PIONEER SOUTHWEST ENERGY PARTNERS L.P.
December 17, 2013
Important Notice Regarding the Availability of Proxy Materials for the
Unitholder Meeting to be Held on December 17, 2013
The proxy statement and proxy card
are available at http://www.astproxyportal.com/ast/15850/
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.
Signature of Unitholder Date: Signature of Unitholder Date:
Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
1. To approve the Agreement and Plan of Merger dated as of August 9, 2013, by and among Pioneer Natural Resources Company, Pioneer Natural Resources
USA, Inc., PNR Acquisition Company, LLC, Pioneer Southwest Energy
Partners L.P. and Pioneer Natural Resources GP LLC, as it may be amended from time to time (the “Merger Agreement”), and the transactions contemplated by the Merger Agreement, including the merger.
2. To adjourn the special meeting for any reason if determined to be appropriate by Pioneer Natural Resources GP LLC.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED
HEREIN BY THE UNDERSIGNED UNITHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE
VOTED “FOR” PROPOSALS 1 AND 2, AND AT THE PROXIES’ DISCRETION WITH REGARD TO ANY
OTHER MATTER THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY
ADJOURNMENT THEREOF.
THE CONFLICTS COMMITTEE OF THE BOARD OF DIRECTORS, AND THE BOARD OF DIRECTORS, OF PIONEER NATURAL RESOURCES GP LLC,
THE GENERAL PARTNER OF PIONEER SOUTHWEST ENERGY PARTNERS L.P., EACH RECOMMEND A VOTE “FOR” EACH OF THE FOLLOWING PROPOSALS.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x
--------------- Please detach along perforated line and mail in the envelope provided. ----------------
00030030000000000000 1 121713
FOR AGAINST ABSTAIN
GO GREEN
e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

0
14475
PIONEER SOUTHWEST ENERGY PARTNERS L.P.
SPECIAL MEETING OF UNITHOLDERS TO BE HELD ON DECEMBER 17, 2013
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
PIONEER NATURAL RESOURCES GP LLC,
THE GENERAL PARTNER OF PIONEER SOUTHWEST ENERGY PARTNERS L.P.
The undersigned unitholder of Pioneer Southwest Energy Partners L.P., a Delaware limited partnership, hereby nominates and appoints Mark S. Berg and Richard P. Dealy, and each of them, proxies of the undersigned, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all the common units representing limited partner interests in Pioneer Southwest Energy Partners L.P. held of record by the undersigned on October 30, 2013 in all matters that may properly come before the Special Meeting of Unitholders to be held on December 17, 2013 at 9:00 a.m., local time, at 5205 N. O’Connor Blvd., Suite 200, Irving,
Texas 75039, or any adjournment thereof.
(Continued and to be signed on the reverse side.)

Signature of Unitholder Date: Signature of Unitholder Date:
Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
1. To approve the Agreement and Plan of Merger dated as of August 9, 2013, by and among Pioneer Natural Resources Company, Pioneer Natural Resources
USA, Inc., PNR Acquisition Company, LLC, Pioneer Southwest Energy
Partners L.P. and Pioneer Natural Resources GP LLC, as it may be amended from time to time (the “Merger Agreement”), and the transactions contemplated by the Merger Agreement, including the merger.
2. To adjourn the special meeting for any reason if determined to be appropriate by Pioneer Natural Resources GP LLC.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED
HEREIN BY THE UNDERSIGNED UNITHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE
VOTED “FOR” PROPOSALS 1 AND 2, AND AT THE PROXIES’ DISCRETION WITH REGARD TO ANY
OTHER MATTER THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY
ADJOURNMENT THEREOF.
JOHN SMITH
1234 MAIN STREET
APT. 203
NEW YORK, NY 10038
SPECIAL MEETING OF UNITHOLDERS OF
PIONEER SOUTHWEST ENERGY PARTNERS L.P.
December 17, 2013
INTERNET - Access .www.voteproxy.com. and follow the on-screen instructions. Have your proxy card available when you access the web page.
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
Vote online/phone until 11:59 PM EST the day before the meeting.
MAIL - Sign, date and mail your proxy card in the envelope
provided as soon as possible.
IN PERSON - You may vote your shares in person by attending
the Special Meeting.
GO GREEN - e-Consent makes it easy to go paperless. With
e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.
PROXY VOTING INSTRUCTIONS
Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet or telephone.
THE CONFLICTS COMMITTEE OF THE BOARD OF DIRECTORS, AND THE BOARD OF DIRECTORS, OF PIONEER NATURAL RESOURCES GP LLC,
THE GENERAL PARTNER OF PIONEER SOUTHWEST ENERGY PARTNERS L.P., EACH RECOMMEND A VOTE “FOR” EACH OF THE FOLLOWING PROPOSALS.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x
00030030000000000000 1 121713
COMPANY NUMBER
ACCOUNT NUMBER
Important Notice Regarding the Availability of Proxy Materials for the
Unitholder Meeting to be Held on December 17, 2013
The proxy statement and proxy card
are available at http://www.astproxyportal.com/ast/15850/
FOR AGAINST ABSTAIN